Exhibit 10.1

Execution Version

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is made and entered into as of June 15, 2021, by and among Solid Power, Inc., a Colorado corporation (the “Company”), Decarbonization Plus Acquisition Corporation III, a Delaware corporation (“DCRC”) and the undersigned stockholders (each, a “Written Consent Party” and, collectively, the “Written Consent Parties”) of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on June 15, 2021, DCRC, DCRC Merger Sub Inc., a Delaware corporation (the “Merger Sub”), and the Company, entered into a Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of DCRC (the “Merger”);

WHEREAS, each Written Consent Party agrees to enter into this Agreement with respect to all Company Securities (as defined below) that such Written Consent Party now or hereafter owns, beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record;

WHEREAS, each Written Consent Party is the beneficial and/or record owner of, and has the sole right to vote or direct the voting of, such number of shares of Company Common Stock and Company Preferred Stock (collectively, “Company Stock”) as are set forth on Schedule A attached hereto opposite the name of such Written Consent Party;

WHEREAS, each of DCRC and each Written Consent Party has determined that it is in its best interests to enter into this Agreement;

WHEREAS, each Written Consent Party understands and acknowledges that DCRC is entering into the Business Combination Agreement in reliance upon such Written Consent Party’s execution and delivery of this Agreement; and

WHEREAS, following the date hereof, DCRC intends to file with the SEC a registration statement on Form S-4 in connection with the matters set forth in Section 7.02(a) of the Business Combination Agreement (the “Registration Statement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement. Capitalized but undefined terms used herein shall have the meaning ascribed to such terms in the Business Combination Agreement.

“Affiliate” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person (provided that if a Written Consent Party is a venture capital, private equity, growth equity, angel fund or similar funding vehicle, no portfolio company of such Written Consent Party will be deemed an Affiliate of such Written Consent Party, and the Company shall not be deemed to be an Affiliate of any Written Consent Party for purposes of this Agreement).

“Company Securities” means, collectively, any Company Common Stock, Company Preferred Stock, Company Options, Company Restricted Stock, Company Warrants, any securities convertible into or exchangeable for any of the foregoing, and any interest in or right to acquire any of the foregoing.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time, (b) such date as the Business Combination Agreement shall be validly terminated in accordance with Article IX thereof, (c) with respect to each Written Consent Party and DCRC, the effective date of a written agreement between DCRC and such Written Consent Party terminating this Agreement, and (d) with respect to each Written Consent Party and DCRC, the effective date of an amendment or modification of the Business Combination Agreement without such Written Consent Party’s written consent to (i) decrease the consideration payable under the Business Combination Agreement, or impose any additional material burdens, limitations, obligations or restrictions on the Written Consent Party, (ii) extend the timing of payment of any consideration after Closing (other than pursuant to an extension of the Outside Date upon agreement by the Company and DCRC), (iii) change the form of merger consideration in a manner adverse to such Written Consent Party or (iv) make any other change which is materially adverse to such Written Consent Party.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b), excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

2. Agreement to Retain the Company Securities.

2.1 No Transfer of Company Securities. Until the Expiration Time, each Written Consent Party agrees not to, other than as expressly required by the Business Combination Agreement, (a) Transfer any Company Securities or (b) deposit any Company Securities into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to Company Securities or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement); provided, (1) that any Written Consent Party may Transfer any such Company Securities (i) to any officer, director, stockholder, member, partner or any other Affiliate of such Written Consent Party, (ii) to any employee of such Written Consent Party or such Affiliates, (iii) by virtue of such Written Consent Party’s organizational documents upon liquidation or dissolution of the Written Consent Party, (iv) to another stockholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof, or (v) if such Written Consent Party is a natural person, (A) to immediate family or a trust for the benefit of immediate family for estate planning purposes, (B) to an Affiliate of such person or to a charitable organization, (C) by virtue of laws of descent and distribution upon death of the individual, or (D) pursuant to qualified domestic relations order, in the case of clauses (i) – (v), if, and only if, the transferee of such Company Securities signs a joinder hereto confirming such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such Written Consent Party and (2) any Written Consent Party may grant a proxy to its own employees or to employees of its Affiliates for purposes of voting on behalf of such Written Consent Party in the manner required by the Agreement.

2.2 Additional Company Securities. Until the Expiration Time, each Written Consent Party agrees that any Company Securities that such Written Consent Party purchases or otherwise hereinafter acquires or with respect to which such Written Consent Party otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by such Written Consent Party as of the date hereof.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Company Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Agreement to Consent and Approve.

3.1 Hereafter until the Expiration Time, each Written Consent Party agrees that, within five Business Days of the Registration Statement being declared effective by the SEC (subject to the Registration Statement not being subject to a stop order issued by the SEC or proceeding by the SEC seeking a stop order at any time during such period) and except as otherwise agreed in writing with DCRC, such Written Consent Party, in its, his or her capacity as a stockholder of the Company, shall execute and deliver a written consent substantially in the form attached as Exhibit F to the Business Combination Agreement, with such modifications as may be agreed by the Company and DCRC that are not materially adverse to such Written Consent Party (the “Stockholder Written Consent”), which consent shall, among other things, approve (i) the Business Combination Agreement, the Merger and the other Transactions and (ii) the termination of certain agreements set forth in a schedule to the Stockholder Written Consent. Following such execution and delivery, each Written Consent Party hereby agrees that it will not revoke, withdraw or repudiate the Stockholder Written Consent. The Stockholder Written Consent shall be coupled with an interest and, prior to the Expiration Time, shall be irrevocable.

Hereafter until the Expiration Time, and subject to Section 2 hereof, no Written Consent Party shall enter into any tender or voting agreement, or any similar agreement, arrangement or understanding, or grant a proxy or power of attorney, with respect to the Company Securities that is inconsistent with this Agreement or otherwise take any other action with respect to the Company Securities that would prevent, materially restrict, materially limit or materially interfere with the performance of such Written Consent Party’s obligations hereunder or the consummation of the transactions contemplated hereby.

3.2 Hereafter until the Expiration Time, at any meeting of the stockholders of the Company, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding shares of Company Stock to adopt the Business Combination Agreement, or approve the Merger and the other Transactions, or in any other circumstances upon which a vote, consent or other approval (including the Stockholder Written Consent) with respect to the Business Combination Agreement, the Merger or the other Transactions is sought, each Written Consent Party shall vote (or cause to be voted) all shares of Company Stock currently or hereinafter owned by such Written Consent Party in favor of the foregoing.

3.3 Hereafter until the Expiration Time, at any meeting of the stockholders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which a Written Consent Party’s vote, consent or other approval (including by written consent) is sought, such Written Consent Party shall vote (or cause to be voted) all Company Securities (to the extent such Company Securities are then entitled to vote thereon), currently or hereinafter owned by such Written Consent Party against and withhold consent with respect to any Alternative Transaction (as defined below). No Written Consent Party shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4. Additional Agreements.

4.1 Litigation. Each Written Consent Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against DCRC, Merger Sub, the Company or any of their respective successors, directors or officers (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Business Combination Agreement.

4.2 Waiver of Certain Rights. Each Written Consent Party hereby waives any requirement for notice with respect to the Transactions under any agreements with the Company.

4.3 Confidentiality. Until the Expiration Time, each Written Consent Party shall be bound by and subject to Section 7.05(b) and (c) (Confidentiality) of the Business Combination Agreement to the same extent as such provisions (including the provisions of the Confidentiality Agreement) apply to the Company, in each case, mutatis mutandis, as if the Written Consent Party is directly party thereto.

4.4 Registration Rights Agreement. Upon, and subject to, the consummation of the transactions contemplated by the Business Combination Agreement, each of DCRC and the Written Consent Parties that will be Affiliates of DCRC after Closing shall deliver duly executed counterparts to the Registration Rights Agreement in the form appended to the Business Combination Agreement to be effective as of the Closing.

4.5 Lock-up. Each Written Consent Party acknowledges and agrees that it shall be bound by and subject to the terms of the Amended and Restated Bylaws of DCRC, a form of which is attached as Exhibit H (the “Bylaws”) to the Business Combination Agreement and which will be adopted and effective as of the Effective Time, including, for avoidance of doubt, the lock-up provisions contained in Section 6.8 of the Bylaws; provided, however, that in the event that the board of directors of DCRC grants a discretionary waiver or termination of such obligations contained in Section 6.8 of the Bylaws with respect to DCRC Class A Common Stock held by any of BMW Holding B.V., Ford Motor Company, Volta Energy Storage Fund I, LP, Volta SPV SPW, LLC, Volta SPW Co-Investment, LP or any of their respective Affiliates or their respective successors or permitted assigns (collectively, the “Covered Stockholders”), the board of directors of DCRC shall be deemed to have waived or terminated such obligations with respect to the same percentage of the other Covered Stockholders’ DCRC Class A Common Stock as the relative percentage of aggregate shares held by such Covered Stockholder receiving the waiver that are subject to the waiver.

4.6 The Company hereby represents, warrants, covenants and agrees that each Key Company Stockholder (as defined in the Business Combination Agreement) has, or simultaneous with the execution of the Business Combination Agreement will have, executed and delivered this Agreement. DCRC hereby represents and warrants that it has not entered into any side letter or similar agreement with any Key Company Stockholder in connection with this Agreement, the Merger or the related transactions. It is further acknowledged and agreed by the parties hereto that each Written Consent Party’s agreement to the covenants and agreements set forth in Section 4.5 hereof is conditioned upon and subject to the representations and warranties and covenants and agreements of DCRC set forth herein being accurate and complete in all respects.

5. Representations and Warranties of the Written Consent Parties. Each Written Consent Party hereby represents and warrants, severally and not jointly, to DCRC as follows:

5.1 Due Authority. Such Written Consent Party has the full power and authority to execute and deliver this Agreement and perform its obligations hereunder. If such Written Consent Party is an individual, the signature to this agreement is genuine and such Written Consent Party has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by such Written Consent Party and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Written Consent Party, enforceable against such Written Consent Party in accordance with its terms, except as limited by applicable Remedies Exceptions.

5.2 Ownership of the Company Securities. As of the date hereof, such Written Consent Party is the owner of the Company Securities set forth opposite such Written Consent Party’s name on Schedule A, free and clear of any and all Liens, options, rights of first refusal and limitations on such Written Consent Party’s voting rights, other than transfer restrictions under the Right of

First Refusal and Co-Sale Agreement, applicable securities laws or the certificate of incorporation or bylaws or any equivalent organizational documents of the Company, as applicable. Such Written Consent Party has sole voting power (including the right to control such vote as contemplated herein), power of disposition and power to issue instructions with respect to all Company Securities currently owned by such Written Consent Party, and the power to agree to all of the matters applicable to such Written Consent Party set forth in this Agreement. As of the date hereof, such Written Consent Party does not own any Company Securities other than the Company Securities set forth opposite such Written Consent Party’s name on Schedule A. As of the date hereof, such Written Consent Party does not own any rights to purchase or acquire any Company Securities, except for the Company Warrants and Company Options set forth opposite such Written Consent Party’s name on Schedule A.

5.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Written Consent Party does not, and the performance by such Written Consent Party of the obligations under this Agreement and the compliance by such Written Consent Party with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Written Consent Party, (ii) if such Written Consent Party is an entity, conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of the Company or such Written Consent Party, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Company Securities owned by such Written Consent Party pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Written Consent Party is a party or by which such Written Consent Party is bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Written Consent Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by such Written Consent Party does not, and the performance of this Agreement by such Written Consent Party will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority or any other Person with respect to such Written Consent Party, other than those set forth as conditions to Closing in the Business Combination Agreement and other than those pursuant to, in compliance with or required to be made under the Exchange Act.

5.4 Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of such Written Consent Party after reasonable inquiry, threatened against such Written Consent Party that would reasonably be expected to materially impair the ability of such Written Consent Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

5.5 Absence of Other Voting Agreement. Other than the Company Voting Agreement, such Written Consent Party has not: (i) entered into any voting agreement, voting trust or any similar agreement, arrangement or understanding, with respect to any Company Securities owned by such Written Consent Party(other than as contemplated by this Agreement), (ii) granted any proxy, consent or power of attorney with respect to any Company Securities owned by such Written Consent Party (other than as contemplated by this Agreement) or (iii) entered into any agreement, arrangement or understanding that would prohibit or prevent it from satisfying or would materially interfere with, or is otherwise materially inconsistent with, its obligations pursuant to this Agreement.

6. Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any designee of any Written Consent Party from serving on the board of directors of the Company or from taking any action, subject to the provisions of the Business Combination Agreement, while acting in such designee’s capacity as a director or officer of the Company. Each Written Consent Party is entering into this Agreement solely in its capacity as the owner of such Written Consent Party’s Company Securities. Notwithstanding anything in this Agreement to the contrary, (x) the Written Consent Party shall not be responsible for the actions of the Company or the board of directors of the Company (or any committee thereof), any subsidiary of the Company, or any officers (in their capacity as such), directors (in their capacity as such), employees (in their capacity as such) and professional advisors of any of the foregoing (collectively, the “Company Related Parties”) or any other owner of equity securities of the Company (or Affiliate of such owner), (y) the Written Consent Party is not making any representations or warranties with respect to the actions of any of the Company Related Parties or any other owner of equity securities of the Company (or Affiliate of such owner) and (z) any breach by the Company or any other owner of equity securities of the Company (or Affiliate of such owner) of its respective obligations under the Business Combination Agreement shall not be considered a breach of this Agreement (it being understood that, for the avoidance of doubt, such Written Consent Party or his, her or its representatives other than any such representative that is a Company Related Party) shall remain responsible for any breach by such Written Consent Party or his, her or its representatives of this Agreement).

7. Termination. This Agreement shall terminate and be of no further force or effect at the Expiration Time. Notwithstanding the foregoing sentence, Section 4.5, this Section 7 and Section 9 shall survive any termination of this Agreement and continue in full force and effect in accordance with their respective terms. Upon termination of this Agreement, except as provided for in Section 4.5, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 7 shall relieve any party hereto of liability for any fraud or willful breach of this Agreement prior to its termination committed by such party.

8. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in DCRC any direct or indirect ownership or incidence of ownership of or with respect to any Written Consent Party’s Company Securities. All rights, ownership and economic benefits of and relating to each Written Consent Party’s Company Securities shall remain fully vested in and belong to such Written Consent Party, and DCRC shall have no authority to direct any Written Consent Party in the voting or disposition of any of Company Securities except as otherwise provided herein.

9. Miscellaneous.

9.1 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

9.2 Non-survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time. Notwithstanding the foregoing, this Section 9.2 shall not limit any covenant or agreement contained in this Agreement (including Section 4.5 hereof) that by its terms is to be performed in whole or in part after the Expiration Time.

9.3 Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.1. Subject to the first sentence of this Section 9.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 9.3 shall be void.

9.4 Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

9.5 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware, County of Newcastle, or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (1) any defense in any action for specific performance that a remedy at Law would be adequate and (2) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

9.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.6):

(i) if to DCRC, to:

Decarbonization Plus Acquisition Corporation III

2744 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Attention: Erik Anderson, Peter Haskopoulos and Robert Tichio

Email: erik@wrg.vcl; phaskopoulos@riverstonellc.com;

rtichio@riverstonellc.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

1114 Avenue of the Americas

32nd Floor

New York, NY 10036

Attention: Dan Komarek; Ramey Layne

Email: dkomarek@velaw.com; rlayne@velaw.com

(ii) if to a Written Consent Party, to the address for notice set forth opposite such Written Consent Party’s name on Schedule A hereto,

with a copy (which shall not constitute notice) to:

Solid Power, Inc.

486 S. Pierce Ave. Suite E

Louisville, CO 80027

Email: legal@solidpowerbattery.com

with a copy to:

Wilson Sonsini Goodrich & Rosati LLP

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

Attention: Robert O’Connor

Email: roconnor@wsgr.com

9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

9.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

9.9 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any other Person other than the parties hereto any rights or remedies; provided, however, that the Company is an express third party beneficiary of this Agreement.

9.10 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.11 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

9.12 Legal Representation. Each of the parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document. Each Written Consent Party acknowledges that Wilson Sonsini Goodrich & Rosati LLP is acting as counsel to the Company in connection with the Business Combination Agreement and the Transactions, and is not acting as counsel to any Written Consent Party.

9.13 Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

9.14 Further Assurances. At the request of DCRC or the Company, in the case of any Written Consent Party, or at the request of any Written Consent Party, in the case of DCRC, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

9.15 Waiver. No failure or delay on the part of either party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.16 Several Liability. The liability of any Written Consent Party hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Written Consent Party be liable for any other Written Consent Party’s breach of such other Written Consent Party’s representations, warranties, covenants, or agreements contained in this Agreement.

9.17 No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Business Combination Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Notwithstanding the foregoing, nothing herein shall limit the liability of any party for fraud or willful breach committed by such party.

[Signature pages follow.]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

DECARBONIZATION PLUS ACQUISITION CORPORATION III

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Chief Financial Officer, Chief Accounting Officer and Secretary

SOLID POWER, INC.

By:	/s/ Dave Jansen
Name:	Dave Jansen
Title:	President

SIGNATURE PAGE TO

STOCKHOLDER SUPPORT AGREEMENT

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

Umicore Holding Belgium

By:	/s/ Thomas Jansseune
Name:	Thomas Jansseune
Title:	Director

By:	/s/ Tom Vandebosch
Name:	Tom Vandebosch
Title:	Director

/s/ Conrad Stoldt
Conrad Stoldt

/s/ Sehee Lee
Sehee Lee

BMW Holding B.V.

By:	/s/ Walter Unopp
Name:	Walter Unopp
Title:	Chief Executive Officer

By:	/s/ Glenn Ramcharan
Name:	Glenn Ramcharan
Title:	Authorized Representative

BMW I Ventures SCS, SICAV RAIF

DULY REPRESENTED BY BMW I VENTURES, INC. ITSELF

DULY REPRESENTED BY MARCUS BEHRENDT

By:	/s/ Marcus Behrendt
Name:	Marcus Behrendt
Title:	Chief Executive Officer

SIGNATURE PAGE TO

STOCKHOLDER SUPPORT AGREEMENT

By:	/s/ Baris Guzel
Name:	Baris Guzel
Title:	Principal

Solvay Holdings Inc.

By:	/s/ Mark Dahlinger
Name:	Mark Dahlinger
Title:	Treasurer

VOLTA SPV SPW, LLC
By: Volta Energy Technology, LLC
Its: Managing Member

By:	/s/ Jeffrey P. Chamberlain
Name:	Jeffrey P. Chamberlain
Title:	Manager

Volta SPW CO-INVESTMENT, LP
By: Volta Energy Storage Fund I GP, LLC
By: General Partner

By: Volta Energy Technologies, LLC
Its: Manager

By:	/s/ Jeffrey P. Chamberlain
Name:	Jeffrey P. Chamberlain
Title:	Manager

Volta ENERGY STORAGE FUND I, LLC
By: Volta Energy Storage Fund I GP, LLC
By: General Partner

By: Volta Energy Technologies, LLC
Its: Manager

By:	/s/ Jeffrey P. Chamberlain
Name:	Jeffrey P. Chamberlain
Title:	Manager

/s/ Douglas Campbell
Douglas Campbell

FORD MOTOR COMPANY

By:	/s/ Corey MacGilivray
Name:	Corey MacGilivray
Title:	Assistant Secretary

SIGNATURE PAGE TO

STOCKHOLDER SUPPORT AGREEMENT

Schedule A

Holder	Number of Shares of Common Stock Outstanding	Number of Shares of Series A-1 Preferred Stock Outstanding	Number of Shares of Series B Preferred Stock Outstanding	Notice Address
BMW Holding B.V.	549,370		2,746,853	Attention: Board of Directors Einsteinlaan 5 2289 CC Rijswijk The Netherlands Email: Walter.Knopp@bmw.nl with a copy to: Stefan.Hienzsch@bmwgroup.com
BMW i Ventures SCS SICAV RAIF	59,941		299,707	2606 Bayshore Pkwy. Mountain View, CA 94043 Email: baris@bmwiventures.com; marcus@bmwiventures.com
Ford Motor Company	332,575	1,660,417	1,662,879	American Road Dearborn, MI 48121 Email: wpatton9@ford.com tmille22@ford.com
Solvay Holding Inc.	17,774	1,660,417	88,870	Attention: Matthew Jones 504 Carnegie Center Princeton, NJ 08540 Email: matthew.jones@solvay.com
Volta Energy Storage Fund I, LP	128,420		642,104	28365 Davis Pkwy STE 202 Warrenville, IL 60555 Email: jeff.chamberlain@voltaenergytechnologies.com
Volta SPV SPW, LLC	181,625	2,767,361	908,130	28365 Davis Pkwy STE 202 Warrenville, IL 60555 Email: jeff.chamberlain@voltaenergytechnologies.com

Schedule A

Volta SPW Co-Investment, LP	166,287		831,439	28365 Davis Pkwy STE 202 Warrenville, IL 60555 Email: jeff.chamberlain@voltaenergytechnologies.com
Umicore Holding Belgium		1,660,417	422,621	Attention: Thomas Jansseune Rue du Marais 31 Broekstraat B-1000 Brussels, Belgium RPR/RMP Brussels 0401 574 852 Email: Thomas.Jansseune@eu.umicore.com
Conrad Stoldt	2,100,000			Attention: Conrad Stoldt Solid Power, Inc. 486 S. Pierce Ave. Suite E Louisville, CO 80027 Email: stoldt111@gmail.com
Sehee Lee	2,100,000			Attention: Sehee Lee Solid Power, Inc. 486 S. Pierce Ave. Suite E Louisville, CO 80027 Email: sehee00@gmail.com
Douglas Campbell	2,100,000			Attention: Douglas Campbell Solid Power, Inc. 486 S. Pierce Ave. Suite E Louisville, CO 80027 Email: doug.campbell@solidpowerbattery.com

Schedule A